UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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[ ]	Soliciting Material under §240.14a-12

Celsion Corporation

(Name of Registrant as Specified in its Charter)

N/A

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CELSION CORPORATION

997 LENOX DRIVE, SUITE 100

LAWRENCEVILLE, NJ 08648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, JUNE 4, 2021

To Our Stockholders:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of Celsion Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Friday, June 4, 2021. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/CLSN2021 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, given the heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants. The Annual Meeting shall be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1)	To elect one Class II Director to serve until the Annual Meeting of Stockholders in 2024 and until a successor is duly elected and qualified;

2)	To ratify the selection of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3)	To grant discretionary authority to the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to increase the number of shares of the Company’s common stock authorized for issuance from 112,500,000 to 172,500,000 at any time on or prior to the date of the 2022 Annual Meeting of Stockholders;

4)	To consider and act upon an Amendment to the Celsion Corporation 2018 Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2018 Plan; and

5)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The close of business on April 5, 2021 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 5, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend via the live webcast, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares via the live webcast even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Jeffrey W. Church
April 20, 2021 Lawrenceville, NJ	Jeffrey W. Church Corporate Secretary

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 21, 2021. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

●	COMPLETE AND RETURN A WRITTEN PROXY CARD

●	ATTEND THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS VIA LIVE WEBCAST AND VOTE AT THE ANNUAL MEETING

●	VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM

●	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING VIA THE LIVE WEBCAST MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 4, 2021. THE PROXY STATEMENT AND OUR 2020 ANNUAL REPORT ON FORM 10-K (AS DEFINED BELOW) TO SECURITY HOLDERS ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

CELSION CORPORATION

PROXY STATEMENT

TABLE OF CONTENTS

Page
Information Concerning Solicitation and Voting	1
Information About the Annual Meeting	1
Date, Time and Place of the Annual Meeting	1
Who May Attend the Annual Meeting	2
Who May Vote	2
How to Vote	2
Voting by Proxy	2
Quorum Requirement	3
Voting Requirements	3
Other Matters	3
Information about the Proxy Statement and the Solicitation of Proxies	4
Annual Report	4
Householding of Annual Meeting Materials	4
Beneficial Ownership of Common Stock	5
Code of Ethics	7
Certain Relationships and Related Party Transactions	7

Proposal No. 1: Election of Directors	8
General	8
Directors, Executive Officers and Corporate Governance	9
Legal Proceedings	11
Board Leadership Structure and Role in Risk Oversight	12
Committees of the Board of Directors	12
Meetings of the Board and Its Committees	14
Director Nominations	15
Stockholder Communications	17
Board Attendance	17
Director Compensation	17
2020 Director Compensation Table	17
Narrative Disclosure to Director Compensation Table	18
Compensation Committee Interlocks and Insider Participation	19
Stock Ownership Guidelines for Non-Employee and Executive Directors	19
Report of the Audit Committee of the Board of Directors	20
Executive Compensation	21
Compensation Discussion and Analysis	21
Compensation Committee Report on Executive Compensation	27
2020 Executive Summary Compensation Table	28
Narrative Disclosure to Summary Compensation Table	29
2020 Grants of Plan-Based Awards	31
2020 Outstanding Equity Awards at Year-End	32
Equity Compensation Plan Information	33

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm	34

Proposal No. 3: To grant discretionary authority to the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to increase the number of shares of the Company’s common stock authorized for issuance from 112,500,000 to 172,500,000 at any time on or prior to the date of the 2022 Annual Meeting of Stockholders;	35

Proposal No. 4: Approval of Amendment to the Celsion Corporation 2018 Stock Incentive Plan	36

Stockholder Nominations and Proposals for the 2022 Annual Meeting of Stockholders	45

Where You Can Find Additional Information	45

i

CELSION CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Celsion Corporation, a Delaware corporation (sometimes referred to in this Proxy Statement as the “Company”, “Celsion”, “we” or “us”), for exercise in voting at the Company’s 2021 Annual Meeting of Stockholders to be held on Friday, June 4, 2021 (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first sending this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K for the fiscal year ended December 31, 2020 (our “2020 Annual Report on Form 10-K”) to our stockholders on or about April 21, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, June 4, 2021. The Proxy Statement and our 2020 Annual Report on Form 10-K are available at www.proxyvote.com or you may request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact on our environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s Annual Meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until such election is terminated by the stockholder.

Celsion Corporation (“Celsion” and the “Company”) is a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization. The Company’s product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer and ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently under investigator-sponsored development for several cancer indications. Celsion has two feasibility stage platform technologies for the development of novel nucleic acid-based immunotherapies and next generation vaccines and other anti-cancer DNA or RNA therapies. Both are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection.

Our executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648 and our telephone number is (609) 896-9100.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., local time, on Friday, June 4, 2021. You will be able to attend the 2021 Annual Meeting, vote, and submit your questions during the meeting via live webcast through the www.virtualshareholdermeeting.com/CLSN2021 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Why is the Annual Meeting a virtual, online meeting?

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting the meeting via live webcast through the link www.virtualshareholdermeeting.com/CLSN2021 and entering your 16-digit control number included on the notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We believe that hosting a virtual meeting under will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improve our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. You will also be provided the opportunity to submit questions via the live webcast during the meeting.

Who May Attend the Annual Meeting?

Only stockholders who own our common stock, par value $0.01 per share, as of the close of business on April 5, 2021, the record date for the Annual Meeting (the “Record Date”), will be entitled to attend the Annual Meeting. At the discretion of management, we may also permit certain individuals to attend the Annual Meeting, including the media, professional service providers and our employees.

Who May Vote at the Annual Meeting?

Each share of our common stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. Only stockholders who own common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 86,557,736 shares of our common stock issued and outstanding.

How to Vote

If you were a holder of our common stock as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to vote your shares by attending the live webcast of the Annual Meeting.

HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling the number printed on the accompanying voting document.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares via the live webcast at the Annual Meeting, you should contact your broker or agent to obtain a proxy in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including Nasdaq Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Proposal Nos. 2 and 3 involves matters we believe to be routine. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal Nos. 2 and 3 and therefore no broker non-votes are expected in connection with Proposal Nos. 2 and 3. Proposal Nos 1 and 4 involve matters we consider non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposal Nos 1 and 4 and your shares will constitute broker non-votes. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	Proposal No. 1. “FOR” (if authority to do so is not withheld) the election of the nominee for the Class II Director to serve until the earlier of the Company’s Annual Meeting of Stockholders in 2024 and until a successor is duly elected and qualified;

●	Proposal No. 2. “FOR” the ratification of the appointment of WithumSmith+Brown PC as our independent registered public accounting firm for the year ending December 31, 2021;

●	Proposal No. 3. “FOR” to grant discretionary authority to the Board of Directors to amend the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of our common stock from 112,600,000 to 172,600,000 at any time on or prior to the date of the 2022 Annual Meeting of Stockholders;

●	Proposal No. 4. “FOR” the approval of an amendment to the Celsion Corporation 2018 Stock Incentive Plan; and

●	Other Business. In the discretion of your proxy holder (one of the individuals named on your proxy card), on any other matter properly presented at the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting via the live webcast at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, via the live webcast or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting Requirements

Proposal No. 1. The election of the Class II Director at the Annual Meeting will be by a plurality of the votes cast. This means if the director nominee receives the greatest number of votes cast, via the live webcast or by proxy, by the holders of our common stock in the election of the Class II Director, he will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominee for election as a director or may “WITHHOLD” authority for the nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum but will have no effect on the election of the nominee. Broker non-votes will have no effect on the election of the nominee.

Proposal No. 2. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 2 regarding the ratification of the selection of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The affirmative vote of the holders of a majority of the shares of our common stock present via the live webcast or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Withum. Abstentions will have the same effect as a vote against Proposal No. 2.

Proposal No. 3. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 3, to grant discretionary authority to the Board of Directors to the Certificate of Incorporation to increase the number of authorized shares of all classes of stock from 112,600,000 to 172,600,000 and the number of authorized shares of common stock from 112,500,000 to 172,500,000 at any time on or prior to the date of the 2022 Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal will be required to approve the Amendment. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 3.

Proposal No. 4. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 4, to approve an Amendment to the Celsion Corporation 2018 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of our common stock present via the live webcast or represented by proxy and entitled to vote on the proposal will be required to approve the Amendment. Abstentions will have the same effect as a vote against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and the Company’s 2020 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

The solicitation of proxies may be by mail and direct communication with certain stockholders or their representatives by our officers, directors, and employees, who will receive no additional compensation therefor. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902 to assist with the solicitation of proxies for an estimated fee of $6,500 plus reasonable out-of-pocket expenses.

Annual Report

Our 2020 Annual Report on Form 10-K is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Celsion, including audited financial statements for our fiscal year ended December 31, 2020. A copy of our 2020 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”), but excluding exhibits, is available on our website and additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2020 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Attention: Corporate Secretary

(609) 896-9100

If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 5, 2021 by:

●	each person or group known by us to own beneficially more than five percent of the outstanding common stock;

●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading “Executive Compensation”; and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the SEC. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days. Shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of April 5, 2021 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING (2)

Ayrton Capital, LLC (3)	5,555,555	7.41%
Altium Capital Management, LP (4)	5,555,555	7.41%
CVI Investments, Inc. (5)	5,555,555	7.41%

Augustine Chow* (6)	120,466	**
Robert W. Hooper* (7)	140,758	**
Alberto Martinez* (8)	150,880	**
Frederick J. Fritz* (9)	166,943	**
Donald P. Braun* (10)	85,976	**
Andreas Voss* (11)	92,226	**
Michael H. Tardugno* (12)	1,538,771	1.78%
Nicholas Borys* (13)	356,848	**
Khursheed Anwer* (14)	282,534	**
Jeffrey W. Church* (15)	492,583	**
Directors and Executive Officers as a group (10 persons)	3,427,985	3.96%

*	The address of each of the individuals named is c/o Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on 86,557,736 shares of common stock outstanding as of April 5, 2021.

(3)	Based on the Schedule 13G filed by Ayrton Capital, LLC (“Ayrton Capital”) on January 29, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and April 5, 2021. Shares reported herein were held by Alto Opportunity Master Fund, SPC— Segregated Master Portfolio B (the “Fund”), a Cayman Islands exempted company. The Fund is a private investment vehicle for which Ayrton Capital LLC serves as the investment manager and Waqas Khatri serves as the managing member of the Ayrton Capital LLC. The address of the principal business and office of Ayrton Capital LLC and its affiliates is 222 Broadway 19th Floor, New York, New York, 10038.

(4)	Based on the Schedule 13G filed by Altium Capital Management, LLC (“Altium Capital”) on January 29, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and April 5, 2021. This statement is jointly filed by and on behalf of each of Altium Growth Fund, LP (the “Fund”), Altium Capital Management, LLC, and Altium Growth GP, LLC. The Fund is the record and direct beneficial owner of the securities covered by this statement. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities, owned by, the Fund. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Fund. The address of the principal business office of each of the reporting persons is 152 West 57 Street, FL 20, New York, NY 10019.

(5)	Based on the Schedule 13G filed by CVI Investments Inc. (“CVI”) and Heights Capital Management (“Heights”) on January 29, 2021, reporting beneficial ownership as of January 22, 2021. The Schedule 13G provides information only as of January 22, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between January 22, 2021 and April 5, 2021. Heights which serves as the investment manager to CVI may be deemed to be the beneficial owner of all shares owned by Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Each of Heights, CVI and Mr. Kobinger hereby disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein. CVI Investments Inc.’s address is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands and Heights Capital Management’s address is 101 California Street, Suite 3250, San Francisco, California 94111.

(6)	Includes 119,023 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(7)	Includes 115,071 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(8)	Includes 105,880 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(9)	Includes 115,452 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(10)	Includes 85,619 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(11)	Includes 85,619 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(12)	Includes 1,351,071 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(13)	Includes 305,424 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(14)	Includes 239,677 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

(15)	Includes 438,285 shares of common stock underlying options currently exercisable or exercisable within 60 days of April 5, 2021.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to its directors, officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions, and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics is available on the Company’s website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company’s Corporate Secretary, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company’s website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Code of Ethics requires all of our directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of our directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

Our Certificate of Incorporation provides that the number of directors that constitutes the Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the “Bylaws”). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is our practice to have such classes as even in size as possible. The Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at six after Dr Alberto R. Martinez, a Class II Director, retired from the Board of Directors effective December 31, 2020. Currently, no Board seats remain vacant, and the Board of Directors consists of six directors, five of which are independent under applicable SEC and NASDAQ rules.

Our Board of Directors has nominated Mr. Robert W. Hooper to stand for re-election to the Board of Directors as a Class II Director, with a term expiring at the Annual Meeting of Stockholders to be held in 2024 or with the election and qualification of a successor. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote “FOR” the election of Mr. Robert W. Hooper unless otherwise instructed. If you do not wish your shares to be voted for Mr. Robert W. Hooper, you must so indicate by marking the “WITHHOLD” authority box on the Proxy Card next to Mr. Robert W. Hooper, in which event your shares will not be voted for Mr. Robert W. Hooper. In the event that Mr. Robert W. Hooper becomes unavailable for election as a result of an unexpected occurrence, the designated proxies will vote in their discretion for a substitute nominee, or our Board of Directors may reduce the number of directors serving on the Board.

Class II Director Nominee (If elected, term expires in 2024)

Mr. Robert W. Hooper. Mr. Hooper has served as a member of our Board of Directors since July 2010. He is currently President of Crows Nest Ventures, Inc. a privately held company, which provides advisory and consulting services to the healthcare industry. From 1997 to 2001, Mr. Hooper served as President North America for IMS Health Incorporated, a healthcare information and market research company listed on The New York Stock Exchange. From 1993 to 1997, he served as President of Abbott Laboratories Canada. From 1989 to 1993, he served as Managing Director, Australia/Asia for Abbott Laboratories. Prior to that, he held increasingly senior positions at E.R. Squibb and Sterling Winthrop Labs. Mr. Hooper holds a bachelor’s degree in biology from Wilkes University.

Our Board of Directors concluded that Mr. Robert W. Hooper has the requisite experience, qualifications, attributes and skills necessary to serve as a member of our Board of Directors based on his respective leadership attributes, management experience in the pharmaceutical industry and professional and educational background.

Vote Required

The election of the Class II Director at the Annual Meeting will be by a plurality of the votes cast. This means that the director nominee receiving the greatest number of votes cast, via the live webcast or by proxy, by the holders of our common stock in the election of the Class II Director, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominee for election as a director or may “WITHHOLD” authority for the nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum but will have no effect on the election of the nominee. Broker non-votes will have no effect on the election of the nominee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED ABOVE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our Company’s current directors, as well as our non-director executive officers.

NAME	AGE	POSITION(S)	CLASS

Michael H. Tardugno	70	Chairman, President and Chief Executive Officer	III
Robert W. Hooper	74	Director	II
Alberto R. Martinez, M.D.	71	Director (Retired from Board on December 31, 2020)	II
Augustine Chow, Ph.D.	68	Director	I
Frederick J. Fritz	70	Director	I
Donald P. Braun, Ph.D.	71	Director	III
Andreas Voss, M.D.	62	Director	III
Khursheed Anwer, Ph.D. MBA	61	Executive Vice President and Chief Scientific Officer
Nicholas Borys, M.D.	61	Executive Vice President and Chief Medical Officer
Jeffrey W. Church	64	Executive Vice President and Chief Financial Officer

Continuing Class I Directors (Term Expires in 2023)

Dr. Augustine Chow. Dr. Chow was appointed to our Board of Directors in March 2007. Dr. Chow is the chairman of Harmony Asset Management Limited in Hong Kong, serving in such capacity since 2015. He also serves as a director of Medifocus Inc. (TSX Venture: MFS). From 1996 to 2015, Dr. Chow was the Chief Executive Officer of Harmony Asset Limited, a Hong Kong listed investment company, and from 2008 to 2016 he served as Executive Director of Kaisun Energy Group Limited. From 1990 to 1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong which include several publicly listed companies spanning across various industries. Prior to this, Dr. Chow held a senior position with Brunswick Corporation and Outboard Marine Corporation and was responsible for all business activities in South East Asia and China. Dr. Chow has extensive experience in managing publicly listed companies that are involved in manufacturing, marketing and financial services and specializes in mergers and acquisitions. Dr. Chow’s qualifications include a number of Bachelors, Masters and Doctoral degrees. Among them include a MSc from London Business School and a Ph.D. in Biology from City University of Hong Kong.

Mr. Frederick J. Fritz. Mr. Fritz was appointed to our Board of Directors in July 2011. Mr. Fritz has served as CEO and Founder of NeuroDx, a development stage diagnostic device company focused on the neurosurgery market, since 2006. Mr. Fritz joined NeuroDx from Valeo Medical, a biotechnology company he founded in 2003 to develop the world’s first non-invasive diagnostic test for endometriosis. Prior to that, Mr. Fritz was President and CEO of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. Mr. Fritz began his career in marketing management and new product development. He joined Schering Plough’s Wesley Jessen in 1985 as VP Marketing and Sales in 1986. He was promoted to general manager of Schering’s Over the Counter pharmaceutical business in 1988 and of the podiatric products business in 1990. He was President of Coleman North America from 1995 to 1997. Mr. Fritz holds a bachelor’s degree in engineering (summa cum laude) from University of Illinois and an MBA degree from Harvard University.

Continuing Class III Directors (Term Expires in 2022)

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. In October of 2014, Mr. Tardugno was appointed by our Board of Directors as our Chairman. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies, Inc., a subsidiary of Mylan Inc. From 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. From 1996 to 1998, he was Senior Vice President of Technical Operations worldwide for a division of Bristol-Myers Squibb, and from 1977 to 1995, he held increasingly senior executive positions including Senior Vice President of Worldwide Technology Development with Bausch & Lomb and Abbott Laboratories. Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School Program for Management Development.

Dr. Donald P. Braun. Dr. Braun has over 35 years of research experience in oncology, cancer immunology, cancer immunotherapy, and inflammatory diseases. He is the author of more than 120 published peer-reviewed manuscripts, 25 reviews and book chapters, and co-editor of a book on the role of prostaglandins and other COX 2 metabolites in cancer patient immunity and immunotherapy. He served from 2006 to 2014 as Vice President Clinical Research and after which he served as Vice President Translational Research and Chief Science Officer at the Cancer Treatment Centers of America until his retirement in May 2016. Prior to this role, he was the Scientific Director of the Cancer Center and Professor of Medicine and Immunology at Rush Medical College in Chicago from 1978 to 1999, and the Administrative Director of the Cancer Institute and a Professor of Surgery with tenure at the Medical College of Ohio from 1999 to 2006. Dr. Braun has been appointed to and served on more than a dozen federal government and public advisory committees on oncology and immunology. He received his Ph.D. in Immunology and Microbiology from the University of Illinois at the Medical Center in Chicago. Dr. Braun has served as an advisor to numerous public agencies and private corporations concerned with cancer therapeutics and diagnostics. At the National Cancer Institute, Dr. Braun served as a member of the Experimental Therapeutics Study Section; the Small Business Innovation Grant Review Study Section; and the Experimental Therapy program for “Molecular Targets in Lung Cancer”. He served as a member of the Immunology and Immunotherapy Study Section of the American Cancer Society-National Division; as a Member of the Ohio Cancer Incidence Surveillance System; as a Member of the Biomedical Research Technology Transfer Commission for the State of Ohio; and as an advisor to the State of Arizona’s Disease Research Control Commission. Dr. Braun has also served as a consultant to numerous Pharmaceutical and Biotechnology Companies developing cancer treatments and diagnostics including Pfizer Pharmaceuticals, Sterling Winthrop, Abbott Laboratories, Boehringer Mannheim, Serono Corporation, Biomira Inc, Centocor and Merck KGA.

Andreas Voss, MD. Dr Voss is the founder of AMEDIX GmbH providing a broad range of services to life science companies since July 2020. He served as Chief Operating Officer at Swissrockets AG in Basel from August 2019 to June 2020. Before that Dr. Voss was General Manager of Caris Life Sciences International, implementing personalized medicine in oncology through market leading tumor profiling services. Prior to joining Caris in September 2010, he was responsible for global clinical development of Avastin® and a member of the Corporate Drug Safety Board at F. Hoffmann-La Roche AG (June 2006 to July 2010). Dr. Voss was responsible for the Lung Cancer Disease Area at AstraZeneca from May 2003 to May 2006 and Medical Director at Bayer GmbH (October 2000 to April 2003) and at Asta Medica AG before that (December 1996 to September 2000). He received his MD from the University of Hamburg Medical School and was a postdoctoral fellow in the department of cellular immunology at the University of California at San Diego. He is board certified in internal medicine and joined the board of directors at Celsion Corporation in 2015

Our Board of Directors concluded that all of the continuing directors have the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and experience

●	Management experience in the pharmaceutical industry and/or business experience in countries in which we are conducting clinical trials; and

●	Professional and educational background.

Executive Officers

Following are the biographical summaries for each of our executive officers. Each executive officer is elected by, and serves at the pleasure of, our Board of Directors.

Mr. Michael H. Tardugno. Mr. Tardugno’s biographical information appears above under the heading “Continuing Class III Directors (Term Expires in 2022).”

Khursheed Anwer, Ph.D., M.B.A. Dr. Anwer joined us in June 2014 as Executive Vice President and Chief Scientific Officer, in connection with our acquisition of all the assets of EGWU, Inc. (formerly known as Egen, Inc.), an Alabama corporation (or “EGEN”). Before joining Celsion, Dr. Anwer served as EGEN’s President and Chief Scientific Officer, a position he held since 2009. He joined EGEN in July 2002 as Vice President of Research and Development and directed EGEN’s clinical and research and development functions. Before joining EGEN, Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From 1993 to 1999, he served in several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. He has authored more than 40 publications in the area of non-viral gene therapy, resulting from his active career in research and development. Dr. Anwer holds a Ph.D. in physiology/pharmacology from Ohio University and received post-doctoral training from the University of Texas Health Science Center at Houston. Dr. Anwer also has a Master’s in Business Administration from University of Alabama.

Nicholas Borys, M.D. Dr. Borys joined us in October 2007 as Vice President and Chief Medical Officer of the Company and was promoted to Senior Vice President in June 2014 and to Executive Vice President in February 2019. In this position, Dr. Borys manages the clinical development and regulatory programs for Celsion. Dr. Borys has over 25 years of experience in all phases of pharmaceutical development with a focus on oncology. Immediately prior to joining Celsion, Dr. Borys served as Chief Medical Officer of Molecular Insight Pharmaceuticals, Inc., a molecular imaging and nuclear oncology pharmaceutical company, from 2004 until 2007. From 2002 until 2004, he served as the Vice President and Chief Medical Officer of Taiho Pharma USA, a Japanese start-up oncology therapeutics company. Prior to that he held increasingly senior positions at Cytogen Corporation, Anthra Pharmaceuticals, Inc., Amersham Healthcare, Inc. and Hoffmann La-Roche Inc. Dr. Borys obtained his premedical degree from Rutgers University and holds an M.D. degree from American University of the Caribbean.

Mr. Jeffrey W. Church. Mr. Church joined us in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary. Mr. Church was appointed as our Senior Vice President, Corporate Strategy and Investor Relations in July 2011. In July 2013, Mr. Church was reappointed as Senior Vice President and Chief Financial Officer. In December 2018, Mr. Church was promoted to Executive Vice President. Immediately prior to joining us, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010. From 2006 until 2007, he served as Vice President, Chief Financial Officer and Corporate Secretary for Novavax, Inc., a vaccine development company listed on The Nasdaq Global Select Market. From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a biotechnology company listed on The Nasdaq Capital Market. Prior to that, he held senior financial positions at BioSpherics Corporation and Meridian Medical Technologies, both publicly traded companies. He started his career with Price Waterhouse from 1979 until 1986. Mr. Church holds a B.S. degree in accounting from the University of Maryland.

LEGAL PROCEEDINGS

On September 20, 2019, a purported stockholder of the Company filed a derivative and putative class action lawsuit against the Company and certain officers and directors (the “Shareholder Action”). The Company was a defendant in this derivative and putative class action lawsuit in the Superior Court of New Jersey, Chancery Division, filed by a shareholder against the Company (as both a class action defendant and nominal defendant), and certain of its officers and directors (the “Individual Defendants”), with the caption O’Connor v. Braun et al., Docket No. MER-C-000068-19 (the “Shareholder Action”). The Shareholder Action alleged breaches of the defendants’ fiduciary duties based on allegations that the defendants omitted or made improper statements when seeking shareholder approval of the 2018 Stock Incentive Plan. The Shareholder Action sought, among other things, any damages sustained by the Company as a result of the defendants’ alleged wrongdoing, a declaratory judgment against all defendants invalidating the 2018 Stock Incentive Plan and declaring any awards made under the Plan invalid, rescinded, and subject to disgorgement, an order disgorging the equity awards granted to the Individual Defendants under the 2018 Stock Incentive Plan, and attorneys’ fees and costs.

On April 24, 2020, the Company, the Individual Defendants, and the plaintiff (the “Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”), which memorializes the terms of the Parties’ settlement of the Shareholder Action (the “Settlement”). The Settlement calls for repricing of certain stock options and payment of plaintiff legal fees of $187,500. On July 24, 2020, the Court issued an order approving the Parties’ proposed form of notice to shareholders regarding the Settlement. A hearing was held on September 8, 2020 whereby the Court issued a final approval approving the Settlement. Pursuant to the Settlement, the Company paid $187,500 on October 1, 2020. Without admitting the validity of any of the claims asserted in the Shareholder Action, or any liability with respect thereto, and expressly denying all allegations of wrongdoing, fault, liability, or damage against the Company and the Individual Defendants arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Shareholder Action, the Company and the Individual Defendants concluded that it was desirable that the claims be settled on the terms and subject to the conditions set forth in the Settlement Agreement. The Company and the Individual Defendants entered into the Settlement Agreement for settlement purposes only and solely to avoid the cost and disruption of further litigation.

On October 29, 2020, a putative securities class action was filed against the Company and certain of its officers and directors (the “Spar Individual Defendants”) in the U.S. District Court for the District of New Jersey, captioned Spar v. Celsion Corporation, et al., Case No. 1:20-cv-15228. The plaintiff alleges that the Company and Individual Defendants made false and misleading statements regarding one of the Company’s product candidates, ThermoDox®, and brings claims for damages under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all Defendants, and under Section 20(a) of the Exchange Act of 1934 against the Spar Individual Defendants. The Company believes that the case is without merit and intends to defend it vigorously.

In February 2021, a derivative shareholder lawsuit was filed against the Company, as the nominal defendant, and certain of its directors and officers as defendants in the U.S. District Court for the District of New Jersey, captioned Fidler v. Michael H. Tardugno et al., Case No. 3:21-cv-02662. The plaintiff alleges breach of fiduciary duty and other claims arising out of alleged statements made by certain of the Company’s directors and/or officers regarding ThermoDox®. The Company believes it has meritorious defenses to these claims and intends to vigorously contest this suit.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership

Our Board of Directors believes that it is important to select our Chairman of the Board and our Chief Executive Officer in the manner it considers in our best interests. The members of our Board of Directors possess considerable business experience and in-depth knowledge of the issues we face and are therefore in the best position to evaluate our needs and how best to organize and adopt our leadership structure to meet those needs. Accordingly, our Chairman and the Chief Executive Officer may be filled by one individual or by two different individuals, and our Chairman may be a Company insider or an independent director. Mr. Tardugno serves as Chairman of our Board of Directors, President and Chief Executive Officer. Currently all the other directors of our Board of Directors are independent under applicable SEC and NASDAQ rules. Our Board of Directors believes that the Company and its stockholders have been well served by the current leadership structure due to Mr. Tardugno’s experience and in-depth knowledge of the Company and the industry.

Board Oversight of Risk

Our Board of Directors is responsible for oversight of the various risks we face. In this regard, the Board of Directors seeks to understand and oversee the most critical risks relating to our business and operations, allocate responsibilities for the oversight of risks among the full Board of Directors and its committees, and see that management has in place effective systems and processes for managing risks we face. Overseeing risk is an ongoing process, and risk is inherently tied to our strategy and to strategic decisions. Accordingly, our Board of Directors considers risk throughout the year and with respect to specific proposed actions. Our Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for us to be competitive and to achieve its business objectives.

While our Board of Directors oversees risk, management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board of Directors. Management communicates routinely with our Board of Directors, Board Committees (as defined below) and individual directors on the significant risks identified and how they are being managed. Our directors are free to, and indeed often do, communicate directly with senior management.

Our Board of Directors implements its risk oversight function both as a whole and through delegation to various committees (the “Board Committees”). These Board Committees meet regularly and report back to our full Board of Directors. Our Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. Our Compensation Committee is responsible for the design and oversight of our compensation programs. Based on a review of our company-wide compensation programs, including the compensation programs for our executive officers, our Compensation Committee has concluded that these programs do not create risks that are likely to have a material adverse effect on us. Our Nominating and Governance Committee periodically reviews our corporate governance practices, including the risks that those practices are intended to address. It also periodically reviews the composition of our Board of Directors to help ensure that a diversity of skills and experiences is represented by the members of our Board of Directors taking into account the stage of our growth and strategic direction. Our Science and Technology Committee assists our Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to our long-term success.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors presently maintains separately designated Audit, Compensation, Nominating and Governance, and Science and Technology Committees.

Good Governance Practices

Our Board of Directors has a commitment to strong and sustainable corporate governance. As such, we continuously review our practices to ensure effective collaboration of management and our Board of Directors. Highlights of our Board of Directors’ best practices are:

●	Five of the six Board directors are independent;

●	Our Board of Directors has adopted and published committee charters (charters are available at www.celsion.com);

●	Our Board of Directors conducts an annual review of Board Independence;

●	Our Board Committees conduct annual self-evaluations that are reviewed by our Nominating and Governance Committee and Board of Directors;

●	New directors participate in an orientation program and receive a current state briefing before their first Board meeting;

●	We have stock ownership and stock retention guidelines for our directors;

●	We have policies and practices to specifically align executive compensation with long-term stockholder interests;

●	We have a policy prohibiting hedging and pledging, short sales, purchases or sales of puts or calls, and other derivative transactions of our stock (including any transaction that provides the economic equivalent of ownership) by our executive officers and directors;

●	An executive compensation claw back policy was adopted by our Board of Directors in 2014;

●	Our Board of Directors reviews management talent and succession annually with our chief executive officer; and

●	There is no automatic enhancement of executive incentive compensation upon a change-in-control.

Audit Committee

Our Audit Committee consists of Mr. Frederick J. Fritz, (Chairman), Dr. Augustine Chow and Dr. Donald Braun. Our Audit Committee operates under a written charter as amended and restated effective May 4, 2007. A copy of that charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com. Additional copies of the charter are available upon written request to us.

Our Audit Committee assists our Board of Directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in our 2020 Annual Report on Form 10-K with our management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S.

Our Board has determined that all members of the Audit Committee meet the independence standards established by the SEC and Nasdaq. Our Board has determined that Mr. Fritz is qualified to serve as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and that Drs. Chow and Braun meet the financial literacy requirements under applicable NASDAQ rules.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering the compensation policies applicable to our directors, officers and key personnel, for determining the compensation arrangements to our Chairman, President and Chief Executive Officer and for evaluating the performance of senior management. Our Compensation Committee operates under a written charter effective as of December 24, 2003. A copy of that charter, as may be amended from time to time, is available on our web site, located at www.celsion.com. Additional copies of the charter are available upon written request to us. Our Compensation Committee does not delegate the authority to approve compensation policies and actions affecting our named executive officers or directors. Our Compensation Committee applies discretion in determining compensation for our executives. Our Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. Our Chairman, President and Chief Executive Officer assists our Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by our competitors, to the extent such information is publicly available. Members of our Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of our Chairman, President and Chief Executive Officer is determined by our Compensation Committee based on our Compensation Committee’s evaluation of his performance and with reference to such external or competitive data as they consider necessary. The compensation of the other named executive officers is determined by our Compensation Committee based on its evaluation of their individual performance and the recommendations of our Chairman, President and Chief Executive Officer.

Mr. Hooper (Chairman), and Dr. Chow currently comprise our Compensation Committee. Our Board has determined that all members of our Compensation Committee are independent under the applicable Nasdaq rules.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for identifying and recruiting new members of our Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that our Board of Directors is properly constituted to meet its corporate governance obligations. Our Nominating and Governance Committee operates under a written charter effective as of December 24, 2003 and amended on February 27, 2006. A copy of that charter, as may be amended from time to time, is available on our web site, located at www.celsion.com. The current member of our Nominating and Governance Committee is Mr. Fritz. Our Board has determined that Mr. Fritz is deemed to be independent under applicable Nasdaq rules.

Science and Technology Committee

The primary purpose of our Science and Technology Committee is to assist our Board of Directors in monitoring the state of science and technology capabilities within our Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to our long-term success. Our Science and Technology Committee’s responsibilities includes reviewing technologies and technology programs of significance to us, with special focus on major external initiatives, observing the evolution of science and medicine outside the Company, participating in the development of metrics to assess the state of our science and technology in subject areas including, but not limited to, patent estate, freedom to operate, productivity, capability and external benchmarks, providing guidance for our external science and technology alliances, and providing guidance on the direction of our science and technology activities, as appropriate. The current members of our Science and Technology Committee are Dr. Voss and Dr. Braun.

MEETINGS OF THE BOARD AND BOARD COMMITTEES

During the year ended December 31, 2020, there were a total of four (4) regular meetings of our Board of Directors. All of our directors attended all of the meetings of our Board of Directors and the Board committees on which they served that were held during the period for which they were a director or committee member, respectively. During the year ended December 31, 2020, our Audit Committee met four (4) times, our Compensation Committee met one (1) time. Our Science and Technology Committee and our Nominating and Governance Committee did not meet during 2020.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

The role of our Nominating and Governance Committee is to act on behalf of our Board of Directors to ensure that our Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, our Nominating and Governance Committee is responsible for identifying and recruiting new members of our Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. Our Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of our Board of Directors and Board committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that we and our Board of Directors operate in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to our Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee’s performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to our Board of Directors any improvements or amendments that our Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of our Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of our Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of our Board of Directors and further our interests, bearing in mind the composition of our Board of Directors and the current state of the Company and the state of the biotechnical/biopharmaceutical industry generally. In particular, our Nominating and Governance Committee believes it is important for one or more members of our Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. Our Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, have such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to us, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of our Board of Directors and Board Committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on our Board of Directors long enough to make an effective contribution. Among candidates who meet the foregoing criteria, our Nominating and Governance Committee also considers the Company’s current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

Our Nominating and Governance Committee, encouraging diversity, endeavors to comprise our Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, our Nominating and Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, our Nominating and Governance Committee considers how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, our Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to our Board of Directors, our Nominating and Governance Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of our Board of Directors.

Director Independence

In accordance with the rules of the SEC and NASDAQ, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an “audit committee financial expert” under those rules.

The Board of Directors has determined that Mr. Fritz is qualified to serve as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and that Mr. Fritz and Drs. Chow and Braun meet the financial literacy requirements under applicable SEC and NASDAQ rules. The Board of Directors determined that of the six currently serving directors, five directors (Drs. Augustine Chow, Donald P. Braun, Andreas Voss and Messrs. Robert W. Hooper and Frederick J. Fritz) are independent under applicable SEC and NASDAQ rules. Mr. Fritz acts as the chairman of our Audit Committee.

Nominating and Governance Committee Process

In selecting candidates for our Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on our Board of Directors. Under its charter, our Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, our Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into our affairs and enhancing our Board of Directors’ ability to work as a collective body. Therefore, it is the policy of our Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors who our Nominating and Governance Committee believes will continue to make important contributions to our Board of Directors and who consent to stand for re-election. If any member of our Board of Directors does not wish to continue in service or if our Nominating and Governance Committee or our Board of Directors decides not to re-nominate a member, there is an existing vacancy on our Board of Directors, or our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of our Board of Directors, the following process would be followed:

●	The Nominating and Governance Committee develops a profile for candidates’ skills and experience, based on the criteria described above.

●	The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

●	The Nominating and Governance Committee has a policy with respect to stockholders’ suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee.

●	The process by which stockholders may submit potential nominees is described below under “Stockholder Recommendation Process.”

●	The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee’s search profile.

●	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Nominating and Governance Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

Stockholder Recommendation Process

Our Nominating and Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Corporate Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the Nominating and Governance Committee at the next appropriate meeting. The Nominating and Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board. The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company. See the section titled “Stockholder Nominations and Proposals for the 2021 Annual Meeting of Stockholders” later in this Proxy Statement.

Revisions to Nomination Process

Our Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. Our Nominating and Governance Committee intends to review these processes from time to time in light of our evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

Our Board of Directors has adopted a process through which interested stockholders may communicate with our Board of Directors. Stockholders who wish to send communications to our Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at our headquarters at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey, 08648. The envelope containing any such communication should be prominently marked “To the Attention of the Board of Directors” or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder’s address and the number of shares of our common stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where the stockholder communication consists of a request for information about the Company or is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of our Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

Our Board of Directors strongly encourages, but does not require, all directors, to the extent reasonable and practicable, to attend the Company’s Annual Meetings of Stockholders in person (and in this year’s case, via the live webcast). All of the current members of our Board of Directors were present at the Company’s 2020 Annual Meeting of Stockholders held on June 15, 2020.

DIRECTOR COMPENSATION

2020 DIRECTOR COMPENSATION TABLE

The following table sets forth the cash and noncash compensation paid to the Company’s directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”) for the year ended December 31, 2020. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2020. The compensation paid to any director who was also one of our employees during fiscal year 2020 is presented in the “2020 Summary Compensation Table” and the information that follows that table. Such employee directors do not receive separate compensation for service on the Board of Directors or any of its committees.

Name	Fees Earned ($)	Option Awards ($) (1)	Total ($)
Augustine Chow	$41,000	$23,010	$64,010
Robert W. Hooper	46,000	23,010	69,010
Alberto R. Martinez (2)	41,000	23,010	64,010
Frederick J. Fritz	99,900	23,010	122,910
Donald P. Braun	35,900	23,010	58,910
Andreas Voss	90,900	23,010	133,910

(1)	The value reported for Option Awards is the aggregate grant date fair value of stock options granted to each Director in 2020, determined in accordance with FASB ASC Topic 718. The assumptions for making the valuation determinations are set forth in Note 11 in the financial statements in this Annual Report on Form 10-K filed. As of December 31, 2020, Dr. Chow had 143,689 option awards outstanding; Mr. Hooper had 139,737 option awards outstanding; Dr. Martinez had 105,880 option awards outstanding; Mr. Fritz had 140,118 option awards outstanding; and Dr. Braun and Dr. Voss each had 111,357 option awards outstanding.

(2)	Dr. Martinez retired from the Board of Directors effective December 31, 2020.

The following table sets forth stock option grants awarded to the Company’s Non-Employee Directors for the year ended December 31, 2020. The stock option grants to any director who was also one of our employees during fiscal year 2020 is presented in the “2020 Grants of Plan-Based Awards Table” and the information that follows that table. Employee directors do not receive separate equity awards for service on the Board of Directors or any of the Board committees.

	Non-Employee Director Stock Option and Grant Awards Table
Name	Number of Options Granted (#) (1)	Exercise Price ($)	Grant Date	Expiration Date	Grant Date Fair Value ($)
Augustine Chow	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

Robert W. Hooper	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

Alberto R. Martinez	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

Frederick J. Fritz	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

Donald P. Braun	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

Andreas Voss	6,000	$1.16	2/25/2020	2/25/2020	$3.1600
	4,000	$3.66	6/15/2020	6/15/2020	$1.0125

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting on the date of grant and one third of the grant vesting on each of the first and second anniversary of the date of grant, subject to the applicable director’s continued service as a member of our Board through each applicable vesting date.

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE

During the year ended December 31, 2020, each Non-Employee Director of the Company received annual cash compensation in the amount of $28,500 payable in quarterly installments, and an additional $1,850 for attendance, in person or telephonically, at regular meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each Non-Employee director is reimbursed for the out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. In 2020, the Chairman of the Audit Committee received an additional annual cash fee of $12,000 and the Chairman of the Compensation Committee received an additional annual cash fee of $9,000.

Acting on behalf of the Board of Directors, Mr. Fritz also received fees totaling $48,000 in 2020 for his role as a Board Liaison to our Board of Directors. Mr. Fritz’s responsibilities as Board Liaison include the following: (i) serve as an initial sounding board for our management regarding issues, matters, or communications to be brought or potentially to be brought before the Board of Directors; (ii) provide input and feedback to management regarding strategic matters, business matters, major scientific, clinical, collaboration, or corporate development matters, key personnel matters, or other items of significance regarding which management would like to obtain initial or further Board guidance, including, but not limited to, guidance regarding timing and content of communications regarding such matters or items with the full Board or any of its committees; (iii) remain accessible to management to provide guidance on business or strategy issues or other issues of significance on an as-needed basis; (iv) participate in meetings and relevant discussions as requested by management; (v) conduct general advisory or liaison services to the Board, including relaying to management requests from other members of the Board regarding desired additional information or clarification or suggestions or feedback regarding improvement in Board processes or communications; (vi) serve as a conduit for informal communications between management and the Board; and (vii) any other such services established by the Board from time to time.

Acting on behalf of our Board of Directors, Dr. Voss also received fees totaling $48,000 in 2020 for his role as a strategic advisor to our Chief Executive Officer. Dr. Voss’ responsibilities as a strategic advisor include the following: (i) provide strategic and tactical advice to our Chief Executive Officer; (ii) evaluate international subsidiary options; (iii) develop strategies to secure business relationships other than in the U.S.; and (iv) having done both (ii) and (iii), develop high potential ex-US market strategies that address the objectives for broad and profitable sales of its commercial products.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hooper, Dr. Chow and Dr. Martinez (until his retirement from the Board of Directors on December 31, 2020) each served on the Compensation Committee of our Board of Directors for 2020. No director who served on our Compensation Committee at any time during 2020 is or was a current or former executive officer or employee of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the members of the Compensation Committee during fiscal year 2020 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2020, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company’s Board and/or Compensation Committee.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE AND EXECUTIVE DIRECTORS

Our Board of Directors believes that, as a matter of sound corporate governance, non-employee and executive directors should have a significant personal financial stake in our performance. Consequently, in February 2011, our Board of Directors adopted stock ownership guidelines for non-employee and executive directors. Our corporate governance guidelines require that each non-employee director acquire and hold shares of our common stock having an aggregate value equal to two times the director’s total compensation in the first year of service and that our executive director acquire and hold shares of our common stock having an aggregate value equal to the executive director’s total compensation in the first year of service. Each director is expected to satisfy the applicable ownership guideline within three years after his or her appointment to the Board.

Shares of our common stock that count toward satisfaction of these ownership guidelines include, unless beneficial ownership therein is disclaimed: (i) shares owned outright by the director or executive officer or their immediate family members residing in the same household, whether held individually or jointly; (ii) shares held in a trust, family limited partnership or similar entity solely for the benefit of the director or executive officer and/or their immediate family members; (iii) shares of restricted stock and restricted stock units awarded under our equity incentive plans, including vested and unvested awards; and (iv) shares acquired upon stock option exercise, but not shares underlying unexercised stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, WithumSmith+Brown, PC, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, our Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Members of the Audit Committee

Mr. Frederick J. Fritz (Chairman)

Dr. Augustine Chow

Dr. Donald P. Braun

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation awarded to, earned by or paid to the following Executive Officers of the Company:

○	Michael H. Tardugno, our Chairman, President and Chief Executive Officer
○	Nicholas Borys, M.D., our Executive Vice President and Chief Medical Officer
○	Khursheed Anwer, Ph.D., our Executive Vice President and Chief Science Officer
○	Jeffrey W. Church, our Executive Vice President and Chief Financial Officer

These individuals are listed in the 2020 Summary Compensation Table below and are referred to in this discussion as the “Named Executive Officers.”

Introduction

We are a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization. The Company’s product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer and ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently under investigator-sponsored development for several cancer indications. Celsion has two feasibility stage platform technologies for the development of novel nucleic acid-based immunotherapies and next generation vaccines and other anti-cancer DNA or RNA therapies. Both are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection.

As a result of our drug development status, it is unlikely, in the short term, to generate revenues and income sufficient to cover product development costs. As a result, our executive compensation philosophy is to align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies.

The compensation practices that we have outlined below have been implemented because we believe that they are consistent with our stockholders’ interests:

What we do:

●	A significant portion of our executive compensation is based on actual Company performance compared to absolute and relative measures and is therefore “at risk”;

●	Performance shares in our long-term and annual incentive programs are subject to both time and performance vesting requirements;

●	Multiple performance metrics between the annual and long-term incentive plans discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company;

●	Balance between annual and long-term compensation to discourage short-term risk taking at the expense of long-term results;

●	Our executives are encouraged to acquire and maintain meaningful ownership positions in our Company’s common stock;

●	Use relevant competitive compensation information compiled from compensation surveys; and

●	Provide reasonable, double trigger change in control arrangements.

Following is a list of compensation practices that we have not engaged in because we do not believe that they are consistent with our stockholders’ interests:

What we don’t do:

●	Re-pricing or backdating of stock options;

●	Hedging or engaging in the following transactions that include shares of common stock: collars, short sales and other derivative transactions for NEOs or directors;

●	Excessive perquisites for executives;

●	Single trigger or modified single trigger cash severance benefits followed by a change in control; and

●	Provisions for excise tax gross-ups in employment contracts issued.

Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote annually to approve our executive compensation program (referred to as a “say-on-pay proposal”). At the Annual Meeting of Stockholders held on June 15, 2020, approximately 86.1% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of our executive compensation program. The Compensation Committee believes these results affirmed stockholders’ support of our approach to the executive compensation program. In general, the Compensation Committee did not change its approach in 2020 and believes the program in place, as in prior years, includes a number of features that further the goals of the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

The Compensation Committee has adopted the following executive compensation approaches, which the Company believes help to achieve the objectives for the executive compensation program and are generally favored by stockholders:

●	A significant amount of the executives’ compensation is at-risk. For fiscal year 2020, 57.8% of Mr. Tardugno’s target total direct compensation was performance-based (annual cash incentive awards) and/or linked to the value of our stock price (long-term equity incentive awards). As used in this discussion, the term “total direct compensation” means:

1.	Aggregate amount of the executive’s base salary (39%),
2.	Annual cash incentive awards (28%),
3.	Long-term equity incentive (option and restricted stock) awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company’s audited financial statements (30%), and
4.	Other Compensation (3%).

●	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year.

●	Executives’ 2020 annual equity awards were granted in the form of stock option awards. We believe the grant of stock option awards further aligns the executives’ interests with those of stockholders as the awards will not have value unless the Company’s stock price appreciates after the award is granted. The stock option awards also provide a retention incentive as they vest over a multi-year period.

●	Executives are also granted stock option and restricted stock awards at the time they join the Company as these provide the same incentives as annual equity awards. These stock option grants and restricted stock awards generally vest over a three or four-year period beginning on the first-year anniversary of the date of grant.

The following table provides the components of Mr. Tardugno’s compensation for the last two years:

(in 000’s)	2020	Change	2019	Change

Base Salary	$557	2%	$547	3%
Cash Incentive Awards	400	108%	193	(48)%
Option and Stock Awards	427	(8)%	465	(77)%
All Other Compensation	45	(4)%	47	-%
Total	$1,429	14%	$1,252	(58)%

Executive Compensation Philosophy and Procedures

The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives.

●	The program is intended to attract, motivate and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry;
●	The program is intended to create an alignment of interests between our executives and stockholders such that a significant portion of each executive’s compensation varies with business performance and is dependent on stock price appreciation; and
●	The program is designed to award behavior which results in optimizing the commercial potential of our development program.

The Compensation Committee’s philosophy is to pay competitive total compensation, comprised of annual salaries, annual cash incentives and long-term equity awards (primarily stock options), with a significant percentage of total compensation directly linked with the Company’s performance. The Compensation Committee considers the elements of the compensation package to be reflective of compensation packages given to executives of companies of similar size in our industry. Compensation packages generally are designed to pay competitive salaries at the median of the industry compensation surveys as described below, reward superior annual performance through incentive compensation awards and allow executives to participate in increases in stockholder value through stock option and other stock-based grants.

In determining executives’ compensation levels, the Compensation Committee relies primarily on its experience and judgment to provide a package that it believes appropriately balances the need to attract and retain key executive talent with the creation of incentives that will (i) enhance the growth of the Company, (ii) align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies and (iii) provide value for stockholders.

As part of its decision-making process, the Compensation Committee takes into account the role and experience of each executive and reviews industry surveys (specifically, the Radford Global Life Sciences Survey, which covers a broad cross-section of the biotechnology, pharmaceuticals and life science industries and in which the Company participates) for information on the compensation paid to executive officers by companies in our industry that are similar in size, breadth, stage of development or complexity to the Company. The Compensation Committee also reviews custom surveys comparing executive compensation with that of specific peer groups (for example, pre-commercial biopharma public companies, biopharma companies with under 50 employees, biopharma companies with a market cap above $100 million and biopharma companies with a market cap below $100 million).

In 2021, the Compensation Committee retained Mercer as its independent compensation advisor to compare the Company’s executive and non-employee director 2020 compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee with input from Mercer. Mercer reported directly to the Compensation Committee and performed no work for management that was not under the Compensation Committee’s purview. The Compensation Committee assessed the independence of Mercer pursuant to the relevant SEC rules and the Nasdaq Listing Rules and concluded that no conflicts of interest exist. The Compensation Committee and Mercer reviewed the compensation surveys as summarized above as it relates to elements of yearly performance and compensation of all members of the executive management team. As part of their engagement, Mercer prepared and submitted to the Compensation Committee a report on the audit of the Company’s current compensation benchmarking practices and its recommendations relating to executive and non-employee director compensation. Mercer concluded that the Company uses appropriate market data sources to evaluate the competitive positioning of the top executives’ and the Board of Directors’ compensation packages and market positioning relative to those data sources is reasonable.

The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee takes measures to ensure its independence with respect to our Chief Executive Officer’s compensation, excusing him from portions of meetings to freely discuss his and the other Named Executive Officers performance and compensation. The Compensation Committee made all final determinations on the compensation levels for all Named Executive Officers in 2020 and 2019.

A discussion of each individual element of compensation and the compensation for each Named Executive Officer for 2020 follows.

Annual Salaries

We participate in an ongoing industry survey as described above. The Compensation Committee compares base salary for our executives with the levels provided to similarly situated executives and generally targets base salaries at levels in the median of the survey data.

In 2020, the Compensation Committee reviewed each executive’s job responsibilities, individual performance, our corporate performance, competitive market data, our total compensation expense and the base salaries of Mr. Tardugno, Dr. Borys, Dr. Anwer and Mr. Church and approved the following salary adjustments for each Named Executive Officer:

Named Executive Officer	Fiscal 2020 Salary	Fiscal 2019 Salary	Change from Previous Year
Michael H. Tardugno	$557,222	$547,342	1.8%
Nicholas Borys	$417,097	$409,999	1.7%
Khursheed Anwer	$335,852	$325,442	3.2%
Jeffrey W. Church	$382,246	$377,593	1.2%

Incentive Compensation

We have an incentive compensation plan in which all members of our senior management participate. The plan is performance-driven based on Company and individual personal operational objectives established at the beginning of the year by the Compensation Committee in consultation with our Chief Executive Officer. These operational objectives include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Each member of senior management is individually evaluated based on the achievement of the Company’s overall operational objectives and each individual’s personal performance against these objectives. This component of compensation is provided, among other reasons, to create incentives for members of senior management to meet short- and medium-term performance goals of the Company, without regard to stock price. Objectives are weighted in terms of overall importance to meeting the Company’s operating plan.

The total annual incentive compensation a member of senior management can earn is based on his level within management, with more senior members of management eligible to earn a higher percentage of their base salary as incentive compensation than less senior members. We believe it is appropriate for executives to have a greater percentage of their compensation “at-risk” based on performance as they generally have a greater role in the achievement of objectives that we believe promote the growth of the Company and the creation of value for stockholders. The actual amount of incentive compensation paid to any member of senior management is determined on a sliding scale dependent on how successful such member of senior management was in achieving the objectives upon which his or her incentive compensation was targeted and the relative importance to the Company of the objectives achieved. The Compensation Committee retains complete discretion to adjust any incentive compensation down and retains discretion as to whether to grant any incentive compensation to any individual member of senior management at all.

Under the incentive compensation plan for 2020, the Compensation Committee established a number of annual corporate goals identified below that include research and development, regulatory, manufacturing, organizational and financial goals which we believe are essential to building stockholder value. The relative weighting of these corporate goals is based upon our assessment of the importance of each goal in creating value for the Company and our stockholders. Each corporate goal was established so that significant levels of achievement were required to meet the goal. Following the conclusion of the annual performance period, the level of achievement for each corporate goal was assessed by the Compensation Committee. The Compensation Committee determined whether each corporate goal had been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the Compensation Committee had the discretion to factor in other significant corporate events that occurred during the performance period, which could have resulted in an upward or downward adjustment in the determination of corporate performance. After considering the level of attainment of each corporate goal and other appropriate corporate performance factors, the Compensation Committee assigned the overall corporate performance rating, which could have ranged from 0% to 130%. A maximum bonus pool is established by multiplying the overall corporate performance rating by the aggregate target bonuses for all individuals in the incentive plan. Certain individual downward adjustments may be made at the discretion of the Compensation Committee. The aggregate of all individual bonuses awarded under the policy cannot exceed the maximum bonus pool available such that the cost of bonuses ultimately reflects our overall performance and is not inflated by any individual performance rating.

After the corporate performance rating is determined by the Compensation Committee, the individual performance of each Named Executive Officer is reviewed by the Compensation Committee in consultation with Mr. Tardugno in order to determine the appropriate annual performance percentage rating to be assigned to the executive for the performance period. Each Named Executive Officer’s actual annual performance-based incentive compensation payment is based on a combination of our corporate performance rating and his or her individual performance rating. The actual annual performance bonus compensation award for each Named Executive Officer is determined in the Compensation Committee’s sole discretion, and the maximum payout for each Named Executive Officer could be up to 130% of his target annual performance-based compensation target.

The Named Executive Officers were each assigned a target annual incentive for 2020 ranging from 45% to 100% of base salary. The table below shows the target annual incentive assigned to each Named Executive Officer for 2020 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for 2020	Target Annual Incentive for 2020 (% of Base Salary)	Annual Incentive Awarded for 2020	Annual Incentive Awarded for 2020 (% of Base Salary)
Michael H. Tardugno	$557,222	100%	$400,001	71.8%
Nicholas Borys	187,694	45%	138,395	33.2%
Khursheed Anwer	167,926	50%	122,147	36.4%
Jeffrey W. Church	172,011	45%	126,127	33.0%

The following 2020 corporate objectives and relative weightings assigned to each objective include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals and in total represent a potential payout at 130% of the executive’s bonus target if all objectives are achieved.

1.	Research and Development Objectives to file a New Drug Application (NDA) within 6 months of positive data from the OPTIMA Study and establish a global commercialization plan for ThermoDox® which includes (i) completion of U.S. marketing plan and pricing studies by the third quarter of 2020, (ii) establish a China commercial structure by the fourth quarter of 2020 and (iii) enter into confidential discussions with three or more potential European license partners by the fourth quarter of 2020 (30%) - 5% of 30% OF OBJECTIVES MET

2.	Research and Development Objectives to enroll 12 patients in the phase I portion of the OVATION 2 Study by November 30, 2020 and establish twenty (20) new investigator sites for the phase II portion of the OVATION 2 Study (20%) - 15% of 20% OF OBJECTIVES MET

3.	Research and Development Objective to reduce GEN-1 manufacturing costs and expand GEN-1 manufacturing capacity in support of the phase II portion of the OVATION 2 Study (10%) - OBJECTIVES MET

4.	Financial Objectives to manage cash and operating expenses, ensure cash flows are within 10% of plan and maintain sufficient levels of cash no less than 16 months operating cash at year end 2020 (25%) - OBJECTIVES MET

5.	Corporate Development Objectives to expand senior management team to support commercialization of ThermoDox® and renegotiate the milestone payment for the GEN-1 ovarian cancer product candidate reducing the near-term exposure of the $12.2 million milestone payment (15%) - 7.5% of 15% OF OBJECTIVES MET

6.	Bonus Objectives to develop bold and differentiating plans so as to achieve a market cap consistent with a share price of 80% of the current analysts’ average target price for Celsion and complete a commercial license of significant value with a Pharma partner for either GEN-1 or ThermoDox® by year-end 2019 (30%). *

* Following the recommendation by the DMC on July 9, 2021 to terminate the Phase III OPTIMA Study for futility, the Compensation Committee reassessed the Bonus Objectives with a four-point action plan for the second half of 2020 designed to stabilize the Company and insure its future. (15%) - OBJECTIVES MET

The plan consisted of the following:

●	Stabilize and reposition the Company by reducing operating costs by $8 million and by raising additional capital to strengthen the balance sheet;
●	Pivot the clinical focus to GEN-1 and accelerate the Phase II portion of the OVATION 2 Study;
●	Complete the independent failure analysis of the Phase III OPTIMA Study and determine whether the study should continue to follow patients or be terminated; and
●	Evaluate the Company’s options going forward

Each of the Named Executive Officers participated in the annual incentive plan for 2019. The initial target bonus amount for each executive was established pursuant to his employment agreement and is adjusted periodically by the Board. Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2020, the Compensation Committee approved the amount and the payment of the incentive bonus for 2019 for each of the Named Executive Officers. Please see the “Non-Equity Incentive Plan Compensation” column in the 2019 Summary Compensation Table.

Stock-Based Compensation

We grant long-term equity awards to its executives and other employees that are designed to align the interests our Company employees and stockholders, encouraging participants to maintain and increase their ownership our Company common stock with the opportunity to benefit from our long-term performance. Our equity program has generally consisted of grants of stock options and occasional grants of stock awards. Because the exercise price of the options is based on the market price of our common stock on the date of grant, the Compensation Committee believes that options help to align the interests of our executives with those of its stockholders as the options will not have value unless there is appreciation in our stock price. The options also serve as a retention tool since they generally vest over a three to four-year period following the grant date. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

Annual grants to the Named Executive Officers are generally made during the first half of the fiscal year. Annual grants are determined by the Compensation Committee based on review of each individual’s past performance as well as their potential impact on the Company’s future performance. Grants may also be made at other times during the fiscal year in certain circumstances (such as a grant in connection with the hiring or promotion of an executive or other special circumstance as deemed appropriate by the Compensation Committee).

Other Compensation

Executive officers are eligible to participate in our medical and other welfare benefit plans and for other benefits, in each case on generally the same basis as other employees. We maintain a 401(k) plan for our employees. Other than the 401(k) plan, we do not offer any of our employees a pension plan, retirement plan or other forms of compensation paid out upon retirement. The Company matches up to 50% of the first 6% of employee contributions. Mr. Tardugno and Dr. Anwer receive $18,000 and $6,006, respectively, as a discretionary spending allowance.

Post-Employment Obligations

We believe that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Under their employment agreements, each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by the Company without cause. We have determined that it is appropriate to provide the executives with severance benefits under these circumstances in light of their positions with us and as part of their overall compensation package.

We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction may be uncertain, we provide Mr. Tardugno, Mr. Church and Dr. Borys with enhanced severance benefits if his employment is actually or constructively terminated by the Company without cause in connection with a change in control.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that annual compensation in excess of $1,000,000 paid to the Chief Executive Officer or certain of the Company’s other executive officers will not be deductible by a publicly held corporation for federal income tax purposes. Historically, there was an exception to this annual deduction limit for compensation meeting the definition of “performance-based compensation” under Section 162(m) of the Code. With the enactment of tax reform in December 2017, the performance-based compensation exception under Section 162(m) of the Code has been repealed, except with respect to certain grandfathered arrangements. The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation and, historically, has sought to structure its executive compensation program in a way that preserved the deductibility of compensation payments and benefits, subject to the satisfaction of other applicable regulatory requirements. It should be noted, however, that tax deductibility is one of many factors considered by the Compensation Committee in determining executive compensation and the Compensation Committee maintains the flexibility to compensate the Named Executive Officers in a manner it deems appropriate to attract, retain, and motivate highly qualified executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our Compensation Committee has certain duties and powers as described in its charter. Our Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom our Board of Directors has determined is independent under the applicable Nasdaq rules.

Our Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended.

Compensation Committee of the Board of Directors

Mr. Robert W. Hooper (Chairman)
Dr. Augustine Chow

EXECUTIVE COMPENSATION

2020 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the total compensation for services rendered in all capacities during the years ended December 31, 2020 and 2019, awarded to, paid to or earned by each named executive officers serving as of December 31, 2020. All compensation awarded to, earned by, or paid to Celsion’s named executive officers are included in the table below for the years ended December 31, 2020 and 2019:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Michael H. Tardugno (4)	2020	$557,222	$–	$–	$426,600	$400,001	$45,250	$1,429,073
Chairman, President & CEO	2019	$547,342	$–	$179,800	$284,926	$192,572	$47,000	$1,251,640

Nicholas Borys (5)	2020	$417,097	$–	$–	$173,800	$138,395	$26,750	$756,042
Executive VP & CMO	2019	$409,999	$–	$58,000	$136,727	$67,182	$28,800	$700,708

Khursheed Anwer (6)	2020	$335,852	$–	$–	$158,000	$122,147	$26,750	$756,042
Executive VP & CSO	2019	$325,442	$–	$46,400	$194,977	$54,797	$29,082	$650,698

Jeffrey Church (7)	2020	$382,246	$–	$–	$173,800	$126,127	$14,250	$696,423
Executive VP & CFO	2019	$377,593	$–	$54,520	$136,727	$61,827	$16,500	$647,167

(1)	The value reported for option awards is the aggregate grant date fair value of stock options granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements included in our 2020 Annual Report on Form 10-K.

(2)	Executives’ bonuses under our annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by our Compensation Committee. Historically, our Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2021, our Compensation Committee approved the amount and the payment of the incentive bonus for 2020 for each of the Named Executive Officers in the form of stock awards and Non-Equity (Cash) Incentive Plan Compensation. In connection with a portion of the 2019 bonuses earned by its Named Executive Officers, the Company issued stock awards totaling 292,000 common shares in lieu of cash.

(3)	This column includes other compensation as indicated below and matching and discretionary contributions made by the Company for the Named Executive Officers under our 401(k) plan. Our matching contribution is equal to 50% of the employee’s deferrals under the plan up to 6% of the employee’s compensation, subject to applicable IRS limitations, and are made in shares of our common stock. The 2020 discretionary contribution is 5.0% of eligible salary of each employee which was contributed in January 2021.

(4)	For Mr. Tardugno, “All Other Compensation” for 2020 consists of $18,000 for discretionary spending allowance, a 401(k)-plan matching contribution of $13,000 in our common stock and a $14,250 discretionary 401(k) contribution.

(5)	For Dr. Borys, “All Other Compensation” for 2020 consists of a 401(k)-plan matching contribution of $14,250 in our common stock and a $14,250 discretionary 401(k) contribution.

(6)	For Dr. Anwer, “All Other Compensation” for 2020 consists of $6,0062 for discretionary spending allowance, a 401(k)-plan matching contribution of $7,593 in our common stock and a $14,250 discretionary 401(k) contribution.

(7)	For Mr. Church, “All Other Compensation” for 2020 consists of a $14,250 discretionary 401(k) contribution.

Narrative Disclosure to Executive Summary Compensation Table

Employment Agreement with Michael H. Tardugno

In March 2016, the Company and Mr. Tardugno entered into an employment agreement, effective March 30, 2016, which superseded the previous employment agreements with Mr. Tardugno. The amended and restated employment agreement generally maintained the same terms as set forth in his previous December 2014 agreement, but removed the modified single-trigger provision included in that agreement. Under that provision, Mr. Tardugno was eligible to receive severance following a change in control if Mr. Tardugno elected to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. In accordance with commonly viewed best practices, the parties agreed to remove this provision so that it is no longer operative, effective March 30, 2016. The following narrative describes the terms of Mr. Tardugno’s employment agreement, as in effect on December 31, 2019 (the “March 2016 Agreement”).

Subject to earlier termination pursuant to the terms of the March 2016 Agreement, the initial term of the agreement ends on January 31, 2018, with automatic one-year renewals thereafter, unless either party provides a notice of non-renewal. Mr. Tardugno’s March 2016 Agreement provides for an annual base salary of $547,342 subject to annual adjustment by our Board of Directors of the Company or the Compensation Committee. Mr. Tardugno is also eligible for an annual performance bonus from the Company, pursuant to the Company’s management incentive bonus program in effect from time to time. The amount of such bonus will be determined by our Board of Directors or the Compensation Committee in its sole and absolute discretion and will not exceed 100% of the then-current base salary except pursuant to a specific finding by our Board of Directors or the Compensation Committee that a higher percentage is appropriate. Under the March 2016 Agreement, we agreed to grant to Mr. Tardugno, at the time of its usual annual grant to employees, annual stock options to purchase shares of our common stock as our Board of Directors or the Compensation Committee shall determine.

In the event of Mr. Tardugno’s termination due to death or disability during the employment term, Mr. Tardugno’s legal representatives shall be entitled to receive his base salary through the date which is ninety (90) days after his death and a pro rata annual performance bonus based on actual performance and the time served during the performance year. Upon Mr. Tardugno’s death or termination due to disability, previously granted and vested stock options will remain fully exercisable through their respective original maximum terms (subject to earlier termination in connection with a change in control of the Company and similar events as provided in the applicable plan and/or award agreement) and all other stock options and stock awards (and similar equity rights) that have not vested prior to the date of termination will be forfeited.

In the event, (A) that we terminate the agreement other than for “cause” (as defined in the agreement) or (B) Mr. Tardugno terminates the agreement upon the occurrence of: (i) a material adverse change in his duties or authority; (ii) a situation in which he is no longer at least one of the President or the Chief Executive Officer of the Company; (iii) a bankruptcy filing or similar action by or against us; or (iv) another material breach of the agreement by us (each, a “Triggering Event”), or (C) the agreement terminates for nonrenewal, Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the “Severance Amount”), payable in accordance with our normal payroll practices, COBRA premiums for up to twelve months and may generally exercise any vested options through the remainder of their original terms.

In the event of termination of his employment upon a Triggering Event within two years following a “change in control” (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume our obligations under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms.

In the event of termination of his employment upon a Triggering Event during the period commencing six months prior to a change in control (“CIC”) (as described below) and ending on the 2nd anniversary of the CIC (i) there is a material adverse change in his duties or responsibilities, (ii) there is a material adverse change in his compensation or benefits, or (iii) any successor to the Company does not assume our obligations under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms. A “change in control” is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of our then-outstanding securities; (ii) there is a change in a majority of the directors in office during any twenty-four (24) month period; (iii) we engage in a recapitalization, reorganization, merger, consolidation or similar transaction after which the holders of our voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon our complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of our assets after which the holders of our voting securities before such sale or disposition do not continue to hold at least 50% of the voting securities of the Company or its successor after such sale or disposition.

In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under the employment agreement, Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company’s “Field of Interest” (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of two years following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company. Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

Employment Agreements with Other Named Executed Officers

Nicholas Borys

The Company and Dr. Borys entered into an employment offer letter on August 23, 2007, pursuant to which Dr. Borys agreed to serve as our Vice President and Chief Medical Officer. Dr. Borys’ employment with us is “at-will”; however, subject to a retention agreement the Company provided to Dr. Borys on February 19, 2013, if we terminate Dr. Borys’ employment for any reason other than just cause, we will pay Dr. Borys a salary continuation and COBRA premiums for up to twelve months. The salary and COBRA premiums will cease at the end of the twelve-month period or, if he finds new employment prior to the end of the twelve-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

Jeffrey Church

The Company and Mr. Church entered into an employment offer letter on June 15, 2010. Mr. Church’s employment is “at-will”; however, if we terminate Mr. Church’s employment for any reason other than just cause, we will pay Mr. Church a salary continuation and COBRA premiums for up to twelve months. The salary and COBRA premiums will cease at the end of the twelve-month period or if he finds new employment prior to the twelve-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

Khursheed Anwer

The Company and Dr. Anwer entered into an employment offer letter effective as of June 20, 2014. Dr. Anwer’s employment with us is “at-will”; however, subject to the retention and severance agreement between the Company and Dr. Anwer dated as of May 28, 2014, if we terminate Dr. Anwer’s employment without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to 12 months of his base salary and reimbursement of his COBRA premiums for up to 12 months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

Change in Control Agreements

In September 2016, we entered into amended and restated change in control severance agreements (CIC Agreements) with each of the Named Executive Officers (other than Dr. Anwer who is not subject to such an agreement) to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company.

Under the amended and restated CIC Agreements, in the event that we terminate the executive’s employment without cause or in the event that the executive terminates his employment for good reason, in either case on or within two years after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to two (2) times the sum of (1) the executive’s annual base salary and (2) the executive’s target annual bonus for the fiscal year in which the termination occurs. (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Agreement.) In addition, we will pay or reimburse the executive for the cost of COBRA premiums and life insurance coverage for the executive and his eligible dependents, in each case for a period of up to two years following the termination. The executive would also be entitled to full acceleration of his then-outstanding equity awards granted to him by us. However, as to any equity award agreement that is subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms. In the case of options or similar awards, the award would generally remain exercisable for the remainder of the original term of the award (or, in the case of awards that vested after the date of the change in control, for the lesser of 12 months following the last day such award would have been exercisable under the applicable award agreement and the remainder of the original term). The benefits provided under the CIC Agreement are in addition to, and not in lieu of, any severance benefits the executive may be entitled to receive in connection with the termination of his employment under any other agreement with the Company. The executive’s right to benefits under the CIC Agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment.

Material Terms of Option Grants During 2020

Each of the stock options awarded to the Named Executive Officers in 2020 and reported in the 2020 Grants of Plan-Based Awards Table below was granted under, and is subject to, the terms of the 2018 Plan. The 2018 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers, and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. Under the terms of the 2018 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally terminate, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities, or property) of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested in connection with a change in control.

Each option granted to the Named Executive Officers in 2020 was granted with a per-share exercise price equal to the closing price of our common stock on the grant date. Each option is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in equal annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment.

2020 Grants of Plan-Based Awards Table

The following table presents information regarding the incentive awards granted to the Named Executive Officers during 2020. Each of the equity awards reported in the table below was granted under the 2018 Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($) (1)	All other Stock Awards: Number of Shares or Units of Stock (#)	All Other Option Awards: Number of Securities Under- lying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share) (3)	Grant Date Fair Value of Stock and Option Awards ($/Share) (3)
Michael H. Tardugno	N/A	$566,710
	6/15/2020			135,000	$3.66	$3.16

Nicholas Borys	N/A	$190,890
	6/15/2020			55,000	$3.66	$3.16

Khursheed Anwer	N/A	$168,479
	6/15/2020			50,000	$3.66	$3.16

Jeffrey W. Church	N/A	$173,968
	6/15/2020			55,000	$3.66	$3.16

(1)	The amounts reported in this column represent the target bonus opportunity under the Company’s annual bonus program. See “Compensation Discussion and Analysis – Incentive Compensation” above for information on the terms of these bonuses.

(2)	The amounts reported in this column represented stock option awards granted under the 2018 Plan. Each option granted to each Named Executive Officer is scheduled to vest in three installments, with one-half vesting on the date of grant and the balance vesting in annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years.

(3)	The value reported for stock and option awards is the aggregate grant date fair value of stock options granted to the Named Executive Officers in 2020, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements in our 2020 Annual Report on Form 10-K.

2020 Outstanding Equity Awards at Year-End

The following table summarizes the unexercised stock options held by each of the Named Executive Officers as of December 31, 2020. None of the Named Executive Officers held any other outstanding stock awards as of December 31, 2020.

		Option Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael H. Tardugno	2/2/2016	10,714	–		$18.62	2/2/2026
	9/6/2016	8,928	–		$17.08	9/6/2026
	5/30/2017	176,429	–		$2.69	5/30/2027
	5/15/2018	850,000	–		$2.58	5/30/2028
	2/19/2019	16,667	33,333	(1)	$2.18	2/19/2029
	5/14/2019	16,667	33,333	(1)	$2.14	5/14/2029
	10/3/2019	21,667	43,333	(1)	$1.72	10/3/2029
	6/15/2020	–	135,000	(1)	$3.66	6/15/2030

Nicholas Borys	2/2/2016	3,571	–		$18.62	2/2/2026
	9/6/2016	2,905	–		$17.08	9/6/2026
	5/15/2018	223,948	–		$2.58	5/30/2028
	2/19/2019	6,667	13,333	(1)	$2.18	2/19/2029
	5/14/2019	8,333	16,667	(1)	$2.14	5/14/2029
	10/3/2019	11,667	23,333	(1)	$1.72	10/3/2029
	6/15/2020	–	55,000	(1)	$3.66	6/15/2030

Khursheed Anwer	2/2/2016	2,857	–		$18.62	2/2/2026
	5/30/2017	18,154	–		$2.69	5/30/2027
	5/15/2018	82,500	–		$2.58	5/30/2028
	2/19/2019	7,667	23,333	(1)	$2.18	2/19/2029
	5/14/2019	7,667	23,333	(1)	$2.14	5/14/2029
	10/3/2019	14,167	28,333	(1)	$1.72	10/3/2029
	6/15/2020	–	50,000	(1)	$3.66	6/15/2030

Jeffrey W. Church	2/2/2016	4,285	–		$18.62	2/2/2026
	9/6/2016	2,095	–		$17.08	9/6/2026
	5/30/2017	48,571	–		$2.69	5/30/2027
	5/15/2018	250,000	–		$2.58	5/30/2028
	2/19/2019	6,667	13,333	(1)	$2.18	2/19/2029
	5/14/2019	8,333	16,667	(1)	$2.14	5/14/2029
	10/3/2019	11,667	23,333	(1)	$1.72	10/3/2029
	6/15/2020	–	55,000	(1)	$3.66	6/15/2030

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting each on the first, second and third anniversary of the date of grant.

2020 Option Exercises and Stock Vested

During 2020, Dr Anwer exercised 29,132 stock options with a weighted average strike price of $2.48 per share and Dr Borys exercised 74,643 stock options with a weighted average of $2.65 per share. No other Named Executive Officers exercised any of their stock options that vested during 2020. No officers were awarded shares of stock during 2020.

Equity Compensation Plan Information as of December 31, 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,487,471	(1)	$2.86	2,018,453	(2)
Equity compensation plans not approved by security holders	140,004	(3)	2.48	–
Total	4,624,725		$2.77	2,018,453

(1)	Includes both vested and unvested options to purchase common stock and unvested stock grants under the 2018 Plan. These awards have a weighted average remaining term of 7.5 years.

(2)	Represents shares available for award grant purposes under the 2018 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

(3)	Includes both vested and unvested options to purchase common stock under inducement grants provided certain employees as an inducement to accept employment with the Company. These awards have a weighted average remaining term of 8.5 years. These grants are similar to those granted under the 2018 Plan and is more fully discussed in Note 11 to the financial statements in our 2020 Annual Report on Form 10-K filed.

PROPOSAL NO. 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed WithumSmith+Brown, PC (“Withum”) as the independent registered public accounting firm of the Company to audit our financial statements for the fiscal year ending December 31, 2021, and our Board requests stockholder ratification of such selection. Withum has served as our independent accountant since 2017 and has advised us that neither Withum nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants.

Representatives of Withum are expected to be present on the live webcast of the 2021 Annual Meeting and will be given the opportunity to make a statement if they so desire and respond to appropriate questions.

FEES

The following table presents fees as invoiced for professional audit services rendered for the audit of our annual financial statements included in the Company’s Annual Report on Form 10-K and review of quarterly financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the fiscal years ended December 31, 2020 and December 31, 2019, and fees for other services rendered during those periods:

	2020		2019
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$101,000	56%	$98,500	77%
Audit Related Fees	69,000	39	20,800	16
Tax Fees	9,000	5	8,900	7
All Other Fees	–	–	–	–
Total Fees	$179,000	$100%	$128,200	100%

Audit fees consist of fees for professional services rendered by Withum for the audits of our annual financial statements in our Annual Report on Form 10-K and for reviews of the quarterly financial statements included in the Company’s Quarterly Reports on Forms 10-Q. Audit related fees pertain to the work performed during our equity offerings in 2020 and 2019. Tax fees consist of fees for preparation of the Company’s federal and state tax returns. All other fees consist of fees for attendance at the Company’s annual meetings, review of registration statements and similar matters.

SERVICES BY EMPLOYEES OF WITHUM

No part of Withum’s engagement to audit the Company’s financial statements for the years ended December 31, 2020 and 2019 was attributable to work performed by persons other than Withum’s full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors. All audit and permissible non-audit services during 2020 and 2019 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

Stockholder ratification of the selection of Withum as our independent registered public accounting firm is not required by our Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Withum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Withum, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Since this vote is not required, there are no minimum stockholder approval requirements. However, in order for the resolution to pass, a majority of the votes entitled to be cast for this vote must be received. Abstentions will have the same effect as a vote against Proposal No. 2. No broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
RATIFY THE SELECTION OF WITHUM AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED,

TO INCREASE THE COMPANY’S AUTHORIZED STOCK

The Board of Directors has determined that it is advisable and in the best interest of the Company and our stockholders to amend the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase our authorized shares of Common Stock from 112,500,000 to 172,500,000 shares at the discretion of the Board of Directors or or prior to the date of the 2022 Annual Meeting of Shareholders. Our certificate of incorporation currently authorizes us to issue a maximum of 112,500,000 shares of Common Stock, par value $0.01 per share, and 100,000 shares of preferred stock, $0.01 par value per share. As of April 5, 2021, the Record Date, there were 86,557,736 shares of Common Stock issued and outstanding, 334 shares of Common Stock held as treasury stock, no shares of preferred stock issued or outstanding and 9,275,327 shares of our Common Stock reserve for issuance upon the following:

●	the exercise of outstanding warrants to purchase 2,636,899 shares of Common Stock;
●

the exercise and/or vesting of outstanding awards and the granting of future awards in the aggregate amount of 6,638,428 shares of Common Stock under the Celsion Corporation 2018 Stock Incentive Plan and inducement grants.

As of April 5, 2021, 16,666,603 authorized shares of Common Stock remain available for future issuance. Accordingly, on March 12, 2021, the Board of Directors unanimously approved an amendment (the “Share Increase”) to our Certificate of Incorporation to increase the number of authorized shares of Common Stock and directed that it be submitted for approval at the Annual Meeting in light of the time and expense that would otherwise be required to convene a special meeting for consideration of the proposed amendment at a later time. The form of the proposed Share Increase is attached to this Proxy Statement as Appendix A.

The Amendment would increase the number of shares of Common Stock the Company is authorized to issue by 60,000,000 shares of Common Stock. Thus, if the Amendment pursuant to this Proposal No. 3 is approved by our stockholders, the total authorized capital stock the Company would increase from 112,600,000 to 172,600,000, with the number of authorized shares of our Common Stock set at 172,500,000 shares and the number of authorized shares of our preferred stock will remain unchanged at 100,000. The additional shares of Common Stock proposed to be authorized under the Amendment would have rights identical to our currently outstanding shares of Common Stock.

Reasons for Increasing the Number of Authorized Shares of Common Stock

The Board of Directors believes that the increase in authorized common shares will provide the Company with the ability to support its future anticipated growth and would provide the Company with greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of Common Stock would permit the Company to undertake certain of the foregoing actions without delay and expense associate with holding a Special Meeting of Stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our Common Stock.

Possible Effects of Increasing the Authorized Common Stock

Upon effectiveness of an increase in authorized shares of our Common Stock, except for the conversion or exercise of outstanding exercisable securities (which exercise would be at the option of the respective holders), the Company currently has no plans, proposals, arrangements, or understandings to issue any of its authorized but unissued shares of our Common Stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Notwithstanding the foregoing, authorized but unissued shares of Common Stock may also enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company. One of the consequences of such an action would be to protect the continuity of or entrench the Company’s management. This may adversely affect the market price of our Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transactions by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. We have no current intention to issue shares for anti-takeover purposes.

Failure to approve Proposal 3 could have serious adverse results for, and effects on, the Company. Without a reasonable amount of authorized shares available to the Company for issuance, we may not have the ability to raise additional capital, establish strategic relationships with other companies or expand the Company’s business or product lines through acquisition.

Interests of the Board

No member of the Board of Directors has a substantial interest, directly or indirectly, in the matters set forth in this Proposal No. 3, except to the extent of each member’s ownership of shares of our Common Stock or options or warrants to purchase shares of our Common Stock.

Effectiveness of Amendment

The Share Increase Amendment, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place only in the event the Board later determines that it is in the best interests of the Company and its stockholders to effect the Share Increase Amendment. The exact timing of the filing of the Share Increase Amendment, however, will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders; provided, however, that the Share Increase Amendment must be effective prior to the date of the 2022 Annual Meeting of Stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Share Increase Amendment if, at any time prior to the filing of the applicable Share Increase Amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our Company’s best interest or the best interest of our stockholders to proceed with the Share Increase Amendment.

Vote Required for Approval

The affirmative vote of the holders of a majority of our shares of Common Stock outstanding at the Record Date will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED,

TO INCREASE THE COMPANY’S AUTHORIZED STOCK

PROPOSAL NO. 4:

APPROVAL OF AMENDMENT OF

THE CELSION CORPORATION 2018 STOCK INCENTIVE PLAN

BACKGROUND

At the 2021 Annual Meeting, stockholders will be asked to approve the following amendment to the 2018 Plan, which amendment was approved by our Board of Directors on March 12, 2021.

●	Increase in Aggregate Share Limit. The 2018 Plan currently limits the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2018 Plan to 6,498,424 shares. Currently only 59,493 shares remain available for future grants. The proposed amendment would increase this limit by an additional 7,700,000 shares so that the new aggregate share limit for the 2018 Plan would be 14,198,424 shares.

As of April 5, 2021, a total of 6,438,931 shares of common stock were subject to outstanding stock options and restricted stock awards granted under the 2018 Plan. The outstanding stock options have a weighted average strike price of $2.67 per share with a weighted average term of 8.2 years. An additional 59,493 shares of common stock were available for new award grants under the 2018 Plan. Our Board of Directors recommends the increase in the number of shares available under the 2018 Plan to provide us the ability to provide eligible officers, directors, key employees, and other individuals with additional incentives to contribute to our future success. In the judgment of the Board of Directors, awards under the 2018 Plan are a valuable and critical incentive and will serve to the ultimate benefit of the stockholders by aligning more closely the interests of the 2018 Plan participants with those of our stockholders.

Our Board of Directors believes that the proposed 2018 Plan amendment is essential for our ongoing success, the implementation of its product and/or technology acquisition strategy and its ability to recruit, retain and reward key employees. The Board of Directors also believes that if the proposed amendment is not approved, our ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit and retain key employees. The Board of Directors recommends approval of the proposed 2018 Plan amendment for the following reasons:

●	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in our growth and success;

●	advance our interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

●	motivate such persons to act in the long-term best interests of the Company and its stockholders.

As discussed above under “Executive Compensation — Compensation Discussion and Analysis,” we consider equity and equity-based compensation to be a key component of our compensation program and believe that it is essential to attract, motivate, and retain talented, experienced, and committed employees and to incentivize our employees to achieve our short- and long-term goals. On February 12, 2018, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the Celsion Corporation 2018 Stock Incentive Plan which later was approved by our stockholders at the 2018 Annual Meeting on May 15, 2018. The 2018 Plan replaced our 2007 Stock Incentive Plan (the “2007 Plan”). The 2018 Stock Incentive Plan constitutes the only plan we currently utilize to provide equity and equity-based incentive compensation to eligible employees, consultants, and directors.

Historical Company Equity Usage. We believe that our historic equity usage has been reasonable in light of competitive considerations and the potential dilutive impact of equity award grants on our stockholders. Our average three-year “run rate” was 8.4% as a percentage of weighted common shares outstanding which compares favorably to the Non-Russell 3000 Index in the GICS 3520 industry grouping mean run rate of 9.5% for that same three-year period (with the run rate in each case calculated is based on the number of shares subject to stock options and other equity awards granted during that period). We do not currently anticipate that our future annual long-term incentive grants will significantly exceed this run rate. As noted above, the number of shares of common stock currently available for future grants under the 2018 Plan is only 59,493 shares, demonstrating our need for additional shares to provide us greater flexibility to structure future incentives and to better attract, retain and award key employees to execute our current business plans and strategies. For more information on our past grants under the 2018 Plan, see “Potential Dilution and Burn Rate” below.

The Need to Provide Competitive Compensation. Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will continue to seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution.

Cash Compensation Expense Increase. If our ability to provide equity compensation is impaired, our cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. We believe it is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

If stockholders do not approve this 2018 Plan amendment, the current share limits under, and other terms and conditions of the 2018 Plan will continue in effect.

Potential Dilution and Burn Rate

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s outstanding equity awards under the 2018 Plan.

The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2018 Plan, that were subject to outstanding stock options granted under the 2018 Plan, and that were then available for new award grants under the 2018 Plan as of December 31, 2020 and as of April 5, 2021.

	As of December 31, 2020	As of April 5, 2021

Shares subject to outstanding stock options	4,484,721	6,435,181
Shares subject to outstanding restricted stock and restricted stock unit awards	2,750	3,750
Shares available for new award grants	2,018,453	59,493

As of December 31, 2020, a total of 4,130,886 shares of our common stock were subject to all outstanding awards granted under the 2018 Plan. All of these outstanding stock option awards were subject to outstanding stock options having a weighted average strike price of $2.78 per share with a remaining term of 7.8 years.

As of April 5, 2021, a total of 6,438,931 shares of our common stock were subject to all outstanding awards granted under the 2018 Plan. All of these outstanding awards stock option and restricted stock awards have a weighted average strike price of $2.67 per share with a remaining term of 8.2 years.

The weighted-average number of shares of our common stock issued and outstanding in each of the last three fiscal years is 17,582,879 shares issued and outstanding in 2018; 21,832,932 shares issued and outstanding in 2019; and 31,691,248 shares issued and outstanding in 2020;. The number of shares of our common stock issued and outstanding as of December 31, 2020 and April 5, 2021 was 40,701,022 shares and 86,557,736 shares, respectively.

The total number of shares of our common stock subject to awards that we granted under the 2018 Plan over the last two fiscal years and to date as of April 5, 2021 are as follows:

●	1,127,000 shares in 2019 (which was 5.2% of the weighted-average number of shares of our common stock issued and outstanding in 2019), of which 1,100,750 were subject to stock option awards and 16,250 were subject to restricted stock grants;

●	1,101,855 shares in 2020 (which was 3.4% of the weighted-average number of shares of our common stock issued and outstanding in 2020), of which 670,250 were subject to stock option awards and 431,605 were subject to restricted stock grants. In connection with the 2019 bonuses earned by employees, we issued 429,855 common shares in lieu of cash under the 2018 Plan; and

●	2,028,500 shares thus far in 2020 (which was 3.2% of the weighted-average number of shares of our common stock issued and outstanding in 2021 through April 5, 2021), of which 2,027,500 were subject to stock option awards and 1,000 were subject to restricted stock grants.

The Compensation Committee anticipates that the aggregate share limit of 14,198,424 shares requested for the 2018 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards, will provide us with flexibility to continue to grant equity awards under the 2018 Plan for the next two years. However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require fewer shares to be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices, changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant and how we choose to balance total compensation between cash and equity-based awards.

The closing market price for a share of our common stock as of April 5, 2021 was $1.41 per share. Based on this price and the maximum number of shares that would have been available for awards as of such date under the 2018 Plan together with the 7,700,000 additional shares requested in this proposed amendment, the maximum aggregate market value of the common stock that could potentially be issued under the 2018 Plan is approximately $20 million if this amendment is approved.

SUMMARY DESCRIPTION OF THE 2018 PLAN

The following summary provides a description of the significant provisions of the 2018 Plan, as amended. However, the summary is qualified in its entirety by reference to the full text of the 2018 Plan and the amendment thereto, which have been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov.

Plan Highlights

Some of the key features of the 2018 Plan, as amended, include:

●	The 2018 Plan, as amended, will be administered by a committee of the Board, comprised entirely of independent directors, consisting of a minimum of two directors;

●	Options and SARs granted under the 2018 Plan, as amended, may not be repriced without shareholder approval other than in connection with a Change in Control or adjustments described in the 2018 Plan;

●	Under the 2018 Plan, as amended, the maximum number of shares our common stock available for awards, other than awards granted as substitute awards in connection with a corporate transaction, is equal to the sum of (i) 14,198,424 shares our common stock and (ii) the number of shares of Company common stock that remain available for future issuance under the 2007 Plan as of the effective date of the 2018 Plan;

●	The 2018 Plan, as amended, prohibits liberal share recycling – meaning that shares tendered to pay the exercise price, or the withholding taxes related to an award may not be recycled back into the 2018 Plan;

●	The exercise price of options and the base price for SARs granted under the 2018 Plan, as amended, may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

●	The 2018 Plan, as amended, prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to restricted stock awards, restricted stock unit awards or performance awards to the same vesting conditions as the underlying awards;

●	The 2018 Plan, as amended, does not contain a liberal change in control definition; and

●	The 2018 Plan, as amended, provides that awards and any cash payment or shares our common stock delivered pursuant to an award are subject to forfeiture, recovery by us or other action pursuant to the applicable award agreement or any claw back or recoupment policy that we may adopt from time to time.

Administration

The 2018 Plan is administered by a committee designated by our Board of Directors (the “Plan Committee”) (unless the Board elects to administer the plan), consisting of two or more members of the Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if Company common stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which Company common stock is then traded. Our Compensation Committee serves as the Plan Committee and administers the 2018 Plan.

Subject to the express provisions of the 2018 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are be evidenced by an agreement containing such provisions not inconsistent with the 2018 Plan as the Plan Committee approves. The Plan Committee will also has authority to establish rules and regulations for administering the 2018 Plan and to decide questions of interpretation or application of any provision of the 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2018 Plan to the Board of Directors (or any members thereof) or, subject to applicable law, a subcommittee of the Board of Directors, a member of the Board of Directors, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act. The Plan Committee has not made such a delegation of authority.

Available Shares

Subject to the adjustment provisions set forth in the 2018 Plan, as amended, the number of shares of common stock available for awards under the 2018 Plan as amended, other than substitute awards granted in connection with a corporate transaction, is equal to the sum of (i) 14,198,424 shares of our common stock and (ii) the number of shares of Company common stock that remain available for future issuance under the 2007 Plan as of the effective date of the 2018 Plan. All of the available shares of common stock under the 2018 Plan, as amended, may be issued in connection with incentive stock options.

The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, stock awards and performance awards. To the extent that shares of common stock subject to an outstanding option, free-standing SARs, stock award or performance award granted under the 2018 Plan or the 2007 Plan, other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2018 Plan. Shares of common stock subject to an award under the 2018 Plan or a prior plan will not again be available for issuance under the 2018 Plan if such shares are (a) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, the Board, as constituted prior to the Change in Control (as defined in the 2018 Plan, as amended), may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2018 Plan, as amended, a Change in Control is generally defined as follows:

●	the merger or consolidation of the Company with or into another entity or other reorganization of the Company, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately thereafter is not owned directly or indirectly by persons who were holders of the Company’s voting securities immediately prior thereto;

●	the sale, transfer or other disposition of all or substantially all of the Company’s assets to an entity that is not a parent, subsidiary or affiliate of the Company;

●	any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then-outstanding voting securities;

●	a change in the composition of the Board of Directors over a period of 24 consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose selection as a director or nominee was approved by a vote of at least a majority of the directors then comprising the Board of Directors will be considered to be a member of the Incumbent Board, except if such selection occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

●	the stockholders of the Company approve a complete liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

The 2018 Plan became effective as of the date on which the 2018 Plan was approved by stockholders and will terminate as of the first annual meeting to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. If approved by the affirmative vote of a majority of the shares of common stock present via the live webcast or represented by proxy at the Annual Meeting, the amendment to the 2018 Plan to increase the aggregate number of shares reserved for issuance under the 2018 Plan shall become effective as of the date of the 2021 Annual Stockholders Meeting. Awards hereunder may be made at any time prior to the termination of the 2018 Plan, provided that no incentive stock option may be granted later than ten years after the date on which the 2018 Plan was approved by the Board. The Board may amend the 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market or any other stock exchange on which the common stock is then traded, or (ii) such amendment modifies the option and SAR repricing provisions in the 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates and subsidiaries, as selected by the Plan Committee. As of April 5, 2021, approximately 33 individuals would have been eligible to participate in the 2018 Plan, as amended, which includes approximately four officers, twenty-four employees, five non-employee directors. Also, non-employee consultants can also be eligible to participate in the 2018 Plan, as amended, upon the approval of the Plan Committee.

Stock Options and SARs

The 2018 Plan, as amended provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with an option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related option. The base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the 2018 Plan, as amended.

Stock Awards

The 2018 Plan, as amended, provides for the grant of stock awards. The Plan Committee may grant a stock award as a restricted stock award, a restricted stock unit award or as another stock award. Except as otherwise determined by the Plan Committee, stock awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Distributions and dividends with respect to shares of common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

The Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures established by the Plan Committee are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

Prior to the settlement of a performance award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on such date over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

The Committee has the discretion to grant awards under the 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2018 Plan, as amended, the following table provides information concerning the benefits that were received by the following persons and groups during 2020 under the 2018 Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. The schedule excludes 429,855 shares of common stock issued during 2020 to executives and employees from the 2018 Stock Incentive Plan in lieu of paying cash for 50% of the annual bonus awards in connection with the Company’s annual 2019 bonus program.

	Options
Name and Position	Average Exercise Price ($)		Number of Awards (#)
Michael H. Tardugno Chairman, President and Chief Executive Officer	$3.66		135,000
Nicholas Borys Executive Vice President and CMO	$3.66		55,000
Khursheed Anwer Executive Vice President and CSO	3.66		50,000
Jeffrey W. Church Executive Vice President and CFO	$3.66		55,000
All current executive officers, as a group	$3.66	(1)	295,000
All current directors who are not executive officers, as a group	$2.16	(1)	60,000
All current employees who are not executive officers, as a group	$3.50	(1)	305,250

(1)	Represents the weighted-average exercise price for the group.

The Board of Directors believes that the adoption of the increase in the number of shares available for issuance under the 2018 Plan will promote the interests of the Company and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success. All members of the Board and all of our executive officers are eligible for awards under the 2018 Plan and thus have a personal interest in the approval of the proposal to increase the number of shares available for issuance under the 2018 Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of our Common Stock present on the live webcast or represented by proxy and entitled to vote on the proposal will be required to approve the amendment to the 2018 Plan. Abstentions will have the same effect as a vote against Proposal No. 4, but broker non-votes will have no effect on Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
APPROVE THE AMENDMENT OF THE CELSION CORPORATION 2018 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2022 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants us to include a proposal in our proxy statement for presentation at our 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by us no later than December 22, 2021. Such proposals should be directed to Celsion Corporation, 997 Lenox Drive, Lawrenceville, NJ 08648, Attention: Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2022 Annual Meeting of Stockholders by submitting the nomination or proposal to the Company, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the 2021 Annual Meeting of Stockholders; provided, however, in the event that the date of the 2022 Annual Meeting of Stockholders is more than thirty calendar days before or more than thirty calendar days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. The nomination or proposal must be delivered to the Company’s executive offices at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary no earlier than February 4, 2022 and no later than March 6, 2022. Any stockholder considering submitting a nominee or proposal for action at our 2022 Annual Meeting of Stockholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. The Company is incorporating by reference Part II of our Annual Report on Form 10-K for the year 2020 filed with the SEC on March 19, 2021.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

April 20, 2021	By Order of the Board of Directors

/s/ Jeffrey W. Church
Jeffrey W Church
Corporate Secretary

Appendix A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

CELSION CORPORATION

Celsion Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Celsion Corporation.

SECOND: The original Certificate of Incorporation of the Corporation (formerly known as Celsion (Delaware) Corporation) was filed with the Secretary of State of the State of Delaware on May 17, 2000, a Certificate of Ownership and Merger was thereafter filed with the Secretary of State of the State of Delaware on August 17, 2000, and certificates of Amendment to Certificate of Incorporation were thereafter filed with the Secretary of State of the State of Delaware on June 5, 2001, November 8, 2002, May 25, 2004, February 27, 2006, July 1, 2009, October 28, 2013, June 15, 2016 and May 26, 2017, respectively (the “Certificate of Incorporation”). A Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on February 25, 2013.

THIRD: The amendments to the Certificate of Incorporation below have been duly adopted by the board of directors of the Corporation and the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon at the 2021 annual meeting of stockholders of the Corporation held on June 4, 2021 pursuant to Sections 141 and 242 of the DGCL.

FOURTH: The Certificate of Incorporation is hereby amended by deleting the text of the first and second paragraphs of Article Fourth thereof and substituting the following paragraph therefor.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 172,600,000 shares, consisting of (i) 172,500,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and (ii) 100,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series.

FIFTH: This Certificate of Amendment, and the amendment effected hereby, shall become effective at [ ]_ p.m. (Eastern Time) on [            ], 20[            ].

IN WITNESS WHEREOF, Celsion Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this ____ day of ________, 20__.

By:
Name:
Title:

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLSN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50111-P55155 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELSION CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect one Class II Director to serve until the Annual Meeting of Stockholders in 2024 and until his respective successor is duly elected and qualified.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Robert W. Hooper

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D50112-P55155

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION

The undersigned stockholder of Celsion Corporation (the "Company") hereby appoints Michael H. Tardugno and Jeffrey W. Church, and each of them, as proxies, with full power of substitution in each of them, for and in the name of the undersigned, to represent the undersigned and vote, as designated below, all shares of the common stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on Friday, June 4, 2021, virtually via live webcast at www.virtualshareholdermeeting.com/CLSN2021, or at any adjournment or postponement thereof. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting and acknowledges receipt of Notice of the Annual Meeting and the Proxy Statement in connection therewith (the terms of each of which are incorporated by reference herein).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEE NAMED IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3, AND "FOR" PROPOSAL NO. 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO MAIL BACK THIS PROXY.

Continued and to be signed on reverse side